Filed pursuant to Rule 424(b)(5)
Registration No. 333-203388

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the Notes and are not soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 13, 2016.

Preliminary Prospectus Supplement

(To Prospectus dated April 13, 2015)

$

    % Fixed-to-Floating Rate Subordinated Notes due 2026

We are offering $          aggregate principal amount of our     % Fixed-to-Floating Rate Subordinated Notes due 2026 (which we refer to as the “Notes”). The Notes will mature on                     , 2026. From and including                     , 2016 to but excluding                     , 2021, we will pay interest on the Notes semi-annually in arrears on each                      and                      at a fixed annual interest rate equal to     %. From and including                     , 2021 to but excluding the maturity date, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus a spread of          basis points, payable quarterly in arrears on each                     ,                     ,                      and                     .

We may, beginning with the interest payment date of                     , 2021 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement. The Notes will not be convertible or exchangeable.

The Notes will be unsecured subordinated obligations of Bank of the Ozarks, Inc. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes will not be guaranteed by any of our subsidiaries.

Currently, there is no public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discounts and commissions		%	$
Proceeds to us (before expenses)		%	$

(1)	Plus accrued interest, if any, from the original issue date.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

The Notes are not savings accounts, deposits or other obligations of our subsidiary bank, Bank of the Ozarks, or any of our nonbank subsidiaries. The Notes are not insured by the Federal Deposit Insurance Corporation, or “FDIC,” or any other governmental agency or public or private insurer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”), and its direct participants, against payment therefor in immediately available funds, on or about                     , 2016.

SANDLER O’NEILL + PARTNERS, L.P.

Prospectus Supplement dated                     , 2016.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated April 13, 2015, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information” before investing in the Notes.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Ozarks,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Bank of the Ozarks, Inc. References to “Bank of the Ozarks” or the “Bank” mean Bank of the Ozarks, which is our wholly-owned bank subsidiary.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriter, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or “SEC.” You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet website that contains reports, proxy statements and other information about us and other issuers that file documents electronically with the SEC. The address of that site is http://www.sec.gov. Our internet address is http://www.bankozarks.com. We have included the web addresses of the SEC and Ozarks as inactive textual references only. Except for SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, the information located on, or accessible from, these websites are not, and shall not be deemed to be, a part of this prospectus supplement or accompanying prospectus, or incorporated into any other filings that we make with the SEC.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus supplement.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (including portions of our definitive proxy statement on Schedule 14A for our 2016 Annual Meeting of Shareholders filed with the SEC on March 14, 2016, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015);

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2016;

•

our Current Reports on Form 8-K filed with the SEC on January 15, 2016, January 22, 2016, February 19, 2016, February 23, 2016, March 4, 2016, May 13, 2016, May 17, 2016 and June 10, 2016 (in each case, except to the extent furnished but not filed); and

•

the description of our common stock contained in our registration statement on Form 8-A filed on June 26, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information.

You may request a copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference into this prospectus supplement), at no cost, by writing to us at the following address: Attention: Susan Blair, Investor Relations, Bank of the Ozarks, Inc., 17901 Chenal Parkway, Little Rock, Arkansas 72223 or by calling us at (501) 978-2217.

S-iii

FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein which are not statements of historical fact constitute forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond our control and which may cause our actual results, performance or achievements or the commercial banking industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through our use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for our future business and financial performance and/or the performance of the commercial banking industry and economy in general. Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Actual future performance, outcomes and results may differ materially from those expressed in or contemplated by these forward-looking statements due to certain risks, uncertainties and assumptions, many of which are beyond our ability to control or predict. Certain factors that may affect our future results include, but are not limited to:

•

potential delays or other problems in implementing our growth and expansion strategy including delays in identifying satisfactory sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices;

•	the ability to identify, enter into and/or close additional acquisitions;

•	problems with, or additional expenses related to, obtaining regulatory approval of or integrating or managing pending acquisitions;

•	the effect of the announcements or completion of any pending or future mergers or acquisitions on customer relationships and operating results;

•	the ability to attract new or retain existing or acquired deposits, or to retain or grow loans and leases, including growth from unfunded closed loans;

•	the ability to generate future revenue growth or to control future growth in non-interest expense;

•	interest rate fluctuations, including changes in the yield curve between short-term and long-term interest rates;

•

deterioration of the credit quality of our loan and lease portfolio, increased default rates and loan or lease losses or adverse changes in particular loans in our portfolio or in specific industry concentrations of our loan and lease portfolio;

•	loss of access to capital market transactions and other sources of funding, or a failure to effectively balance our funding sources with cash demands by depositors and borrowers;

•

our ability or inability to receive dividends from the Bank, which could affect our liquidity, including our ability to pay dividends, satisfy our debt service obligations under the Notes or other debt obligations, or take other capital actions;

•	failures of counterparties or third party vendors to perform their obligations;

•	failure of our risk management strategies and procedures, including failure or circumvention of our controls;

•	competitive factors and pricing pressures, including their effect on our net interest margin;

S-iv

•

general economic, unemployment, credit market and real estate market conditions, and the effect of any such conditions on the creditworthiness of borrowers and lessees, collateral values, the value of investment securities and asset recovery values;

•	changes in legal and regulatory requirements, including additional legal, financial and regulatory requirements to which we are subject as a result of our total assets exceeding $10 billion;

•

recently enacted and potential legislation and regulatory actions, including legislation and regulatory actions intended to stabilize economic conditions and credit markets, strengthen the capital of financial institutions, increase regulation of the financial services industry and protect homeowners or consumers;

•	changes in U.S. government monetary and fiscal policy;

•	possible further downgrade of U.S. Treasury securities;

•

the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and preventing or responding to breaches in our security systems involving our customer and sensitive and confidential data;

•	an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting our customers;

•	adoption of new accounting standards or changes in existing standards;

•

a failure to satisfy conditions to our pending acquisitions of Community & Southern Holdings, Inc. and/or C1 Financial, Inc. (the “Mergers”), including but not limited to receipt of approval from the Federal Reserve Bank of the Mergers, in each case on the proposed terms and within the proposed timeframe including, without limitation, delays in closing the Mergers;

•	adverse reaction to the Mergers by the customers or employees of Community & Southern Holdings, Inc. or C1 Financial, Inc.;

•	the inability following the Mergers to successfully integrate the operations of Community & Southern Holdings, Inc. and C1 Financial, Inc. into our existing operations;

•	the diversion of management’s time on issues relating to the Mergers;

•	the inability to realize expected cost savings and synergies from the Mergers, or other past or future acquisitions, in the amounts or in the timeframe anticipated; and

•

adverse results in current or future litigation or regulatory examinations as well as other factors described in the other reports we file with the SEC, including those factors included in the disclosures under the heading “Forward-Looking Information” and “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2015.

Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements. Forward-looking statements included herein should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this prospectus supplement. Except as required by law, we undertake no obligation to update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or any free-writing prospectus, whether as a result of new information, future events or otherwise. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results. Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate an investment in our securities.

Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and may not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Notes. You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and “Item IA. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 to determine whether an investment in the Notes is appropriate for you.

Bank of the Ozarks, Inc.

Bank of the Ozarks, Inc. was incorporated in June 1981 as an Arkansas corporation and is a bank holding company registered under the Bank Holding Company Act of 1956. We own an Arkansas state-chartered subsidiary bank, Bank of the Ozarks, that conducts banking operations through 177 offices in Alabama, Arkansas, California, Florida, Georgia, New York, North Carolina, South Carolina and Texas.

Ozarks common stock trades on the NASDAQ Global Select Market under the symbol “OZRK.” At March 31, 2016, Ozarks had consolidated total assets of approximately $11.43 billion, total deposits of approximately $9.63 billion and total common shareholders’ equity of approximately $1.51 billion.

We provide a wide range of retail and commercial banking services. Deposit services include checking, savings, money market, time deposit and individual retirement accounts. Loan services include various types of real estate, consumer, commercial, industrial and agricultural loans and various leasing services. We also provide mortgage lending; treasury management services for businesses, individuals and non-profit and governmental entities including wholesale lock box services; remote deposit capture services; trust and wealth management services for businesses, individuals and non-profit and governmental entities including financial planning, money management, custodial services and corporate trust services; real estate appraisals; ATMs; telephone banking; online and mobile banking services including electronic bill pay; debit cards, gift cards and safe deposit boxes, among other products and services. Through third party providers, we offer credit cards for consumers and businesses, processing of merchant debit and credit card transactions, and full-service investment brokerage services.

We may be contacted at (501) 978-2265 or P.O. Box 8811, Little Rock, Arkansas 72231-8811.

Recent Developments

Pending Merger with Community & Southern Holdings, Inc.

On October 19, 2015, Ozarks and its wholly-owned bank subsidiary entered into a definitive agreement and plan of merger (the “C&S Agreement”) with Community & Southern Holdings, Inc. (“C&S”) and its wholly-owned bank subsidiary, Community & Southern Bank (“C&S Bank”). The C&S Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) C&S will merge with and into Ozarks, with Ozarks continuing as the surviving corporation, and (ii) C&S Bank will merge with and into Bank of the Ozarks, with Bank of the Ozarks continuing as the surviving bank (collectively, the “C&S Merger”).

C&S is the holding company for C&S Bank, a Georgia state-chartered bank that provides traditional credit and depository banking services to its retail and commercial customers through 47 branches in northern and central Georgia, including metropolitan Atlanta, as well as Jacksonville, Florida. At March 31, 2016, C&S had consolidated total assets of approximately $4.07 billion, total deposits of approximately $3.58 billion and total common stockholders’ equity of approximately $477.3 million.

Pursuant to the C&S Agreement, C&S shareholders and holders of outstanding C&S stock options, warrants, restricted stock units and deferred stock units will receive shares of Ozarks common stock (plus cash in lieu of receiving any fractional shares) based on the aggregate purchase price of $799,595,013, or approximately $20.50 per fully diluted C&S share, subject to possible adjustment. The purchase price will be adjusted downward, on a dollar-for-dollar basis, in the event that C&S’ closing consolidated net book value, as defined in the C&S Agreement, is less than $437 million as of the business day that is closest to 10 calendar days prior to the closing date. The number of shares of Ozarks common stock to be delivered at closing in satisfaction of the purchase price will be based on a floating exchange ratio based upon the volume weighted average price of Ozarks common stock for the 15 trading days ending on the second business day prior to closing, subject to a minimum and maximum price of $34.10 and $56.84, respectively.

We have received regulatory approval of the C&S Merger from the FDIC and the Arkansas State Bank Department. The closing of the C&S Merger remains subject to final regulatory approval from the Federal Reserve Bank. We anticipate that Federal Reserve Bank approval will be forthcoming and, at present, we expect to close the C&S Merger in July.

Pending Merger with C1 Financial, Inc.

On November 9, 2015, Ozarks and its wholly-owned bank subsidiary entered into a definitive agreement and plan of merger (the “C1 Agreement”) with C1 Financial, Inc. (“C1”) and its wholly-owned bank subsidiary, C1 Bank (“C1 Bank”). The C1 Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) C1 will merge with and into Ozarks, with Ozarks continuing as the surviving corporation, and (ii) C1 Bank will merge with and into Bank of the Ozarks, with Bank of the Ozarks continuing as the surviving bank (collectively, the “C1 Merger”). C1, headquartered in St. Petersburg, Florida, operates 33 Florida offices on the west coast of Florida and in Miami-Dade and Orange Counties. At March 31, 2016, C1 had total assets of approximately $1.79 billion, total deposits of approximately $1.34 billion and total stockholders’ equity of approximately $205.6 million.

Subject to the terms and conditions of the C1 Agreement, at the effective time of the C1 Merger, each share of issued and outstanding C1 common stock will be converted into the right to receive shares of Ozarks common stock (plus cash in lieu of any fractional or de minimis shares) based on the aggregate purchase price of $402,525,000, or approximately $25.00 per C1 share, subject to certain purchase price adjustments set forth in the C1 Agreement. The number of shares of Ozarks common stock to be delivered at closing in satisfaction of the purchase price will be based on a floating exchange ratio based upon the average closing price of Ozarks common stock for the ten trading days ending on the second business day prior to closing, subject to a minimum and maximum price of $39.79 and $66.31, respectively. The consideration payable to C1 shareholders will be adjusted downward, on a dollar-for-dollar basis, in the event that C1’s closing consolidated net book value, as defined in the C1 Agreement, is less than $174 million as of the business day that is closest to 10 calendar days prior to the closing date.

We have received regulatory approval of the C1 Merger from the FDIC and the Arkansas State Bank Department. The closing of the C1 Merger remains subject to final regulatory approval from the Federal Reserve Bank. We anticipate that Federal Reserve Bank approval will be forthcoming and, at present, we expect to close the C1 Merger in July.

THE OFFERING

The following summary contains basic information about the Notes and is not complete. It does not contain all the information that is important to you. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”

Issuer	Bank of the Ozarks, Inc.

Securities Offered	% Fixed-to-Floating Rate Subordinated Notes due 2026

Aggregate Principal Amount	$

Issue Price	%

Maturity Date	The Notes will mature on , 2026.

Interest Rate	From and including the issue date to but excluding , 2021, a fixed per annum rate of %.

From and including , 2021 to but excluding the maturity date, a floating per annum rate equal to the then-current three-month LIBOR rate, determined on the determination date of the applicable interest period, plus basis points. For any determination date, “LIBOR” means the rate as published by Reuters (or any successor service) at approximately 11:00 a.m., London time, two business days prior to the commencement of the relevant quarterly interest period, as the London interbank rate for U.S. dollars. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as provided in the Indenture.

Interest Payment Dates	Until but not including , 2021, we will pay interest on the Notes on and of each year, commencing , 2016.

From and including , 2021 to but excluding the maturity date or earlier redemption, we will pay interest on the Notes on , , and of each year.

Record Dates	From , 2016 to , 2021, and of each year.

From , 2021 to but excluding the maturity date or earlier redemption, , , and of each year.

Day Count Convention	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding , 2021 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.

No Guarantees	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking	The Notes will be our unsecured subordinated obligations and:

•

will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture (as hereinafter defined)), all as described under “Description of the Notes” in this prospectus supplement;

•	will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•	will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•

will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•

will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising during the ordinary course of business or otherwise.

As of March 31, 2016, on a consolidated basis, the Company’s outstanding indebtedness and other liabilities totaled approximately $9.9 billion, which includes approximately $9.6 billion of deposit liabilities and $41.9 million of outstanding secured indebtedness that rank structurally senior to the Notes. As of March 31, 2016, we also had approximately $117.8 million of outstanding trust preferred subordinated indebtedness that ranks junior to the Notes. In addition to our current indebtedness, upon consummation of the pending Mergers, we will be assuming additional indebtedness consisting mainly of the deposit liabilities of C&S Bank and C1 Bank. As of March 31, 2016, the aggregate total indebtedness (including deposit liabilities) of C&S Bank was approximately $3.6 billion and the aggregate total indebtedness (including deposit liabilities) of C1 Bank was approximately $1.6 billion, all of which will rank structurally senior to the Notes.

The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption	We may, beginning with the interest payment date of , 2021, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.

We may also redeem the Notes at any time, including prior to , 2021, at our option, in whole but not in part, if: (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date. For more information, see “Description of the Notes — Redemption” in this prospectus supplement.

Sinking Fund	There is no sinking fund for the Notes.

Further Issuances	The Notes will initially be limited to an aggregate principal amount of $ . We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $ million. We intend to contribute the net proceeds from this offering into our subsidiary bank to fund organic growth, including its expected growth in non-purchased loans and leases, and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Form and Denomination	The Notes will be offered in book-entry form through the facilities of DTC in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Listing	The Notes will not be listed on any securities exchange.

Governing Law	The Notes and the Indenture will be governed by the laws of the State of New York.

Trustee	U.S. Bank National Association.

No Prior Market	The Notes will be new securities for which there is no existing market. Although the underwriter has informed us that it intends to make a market in the Notes, it is not obligated to do so, and it may discontinue market-making activities at any time without notice. We cannot assure you that an active or liquid market for the Notes will develop or be maintained.

Risk Factors	An investment in the Notes involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and “Item IA. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

Settlement	We expect that delivery of the Notes will be made to investors on or about , 2016, which will be the fifth business day following the date of pricing of the Notes (such settlement being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

RISK FACTORS

An investment in the Notes involves a number of risks. This prospectus supplement does not describe all of those risks. You should carefully consider the risks described below and the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated into this prospectus supplement by reference, before deciding whether an investment in the Notes is suitable for you.

The Notes are not savings accounts, deposits or other obligations of our bank subsidiary or any of our nonbank subsidiaries. The Notes are not insured by the FDIC or any other governmental agency or public or private insurer. The Notes are ineligible and may not be used as collateral for a loan by us or our bank subsidiary.

Risks Related to this Offering and Ownership of the Notes

Our obligations under the Notes will be unsecured and subordinated to our existing and future Senior Indebtedness.

The Notes will be subordinated obligations of Bank of the Ozarks, Inc. Accordingly, they will be junior in right of payment to any existing and future Senior Indebtedness. The Notes will rank equally with all other unsecured subordinated indebtedness of Bank of the Ozarks, Inc. issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including the Bank. As of March 31, 2016, on a consolidated basis, the Company’s outstanding indebtedness and other liabilities totaled approximately $9.9 billion, which includes approximately $9.6 billion of deposit liabilities and $41.9 million of outstanding secured indebtedness that rank structurally senior to the Notes. As of March 31, 2016, we also had approximately $117.8 million of outstanding trust preferred subordinated indebtedness that ranks junior to the Notes. In addition to our current indebtedness, we will be assuming additional indebtedness upon the consummation of the pending Mergers, consisting mainly of the deposit liabilities of C&S Bank and C1 Bank. As of March 31, 2016, the aggregate total indebtedness (including deposit liabilities) of C&S Bank was approximately $3.6 billion and the aggregate total indebtedness (including deposit liabilities) of C1 Bank was approximately $1.6 billion, all of which will rank structurally senior to the Notes.

In addition, the Notes will not be secured by any of our assets. As a result, they will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of Senior Indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above and in the following paragraph, holders of Notes may not be fully repaid in the event of bankruptcy, liquidation or reorganization of the Company.

The Notes are not obligations of, or guaranteed by, our subsidiaries and are structurally subordinated to all liabilities of our subsidiaries.

The Notes will be obligations of Bank of the Ozarks, Inc. only and will not be guaranteed by any of our subsidiaries, including the Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Notes.

We may incur substantial indebtedness, including Senior Indebtedness and indebtedness ranking equally with the Notes, in the future. The Indenture and the Notes do not contain any limitation on the amount of debt, deposits or other obligations that may hereafter be issued, accepted or incurred by us or our subsidiaries. We and our subsidiaries are expected to incur additional obligations from time to time, and our level of debt and the risks related thereto could increase.

A substantial level of debt could have important consequences to holders of the Notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our debt, including the Notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage compared to our competitors that have relatively less debt;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•	limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. A significant portion of our debt then may become immediately due and payable. We are not certain whether we would then have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our debt is accelerated, our assets may not be sufficient to repay such debt in full.

Our access to funds from the Bank may become limited, thereby restricting our ability to make payments on our obligations.

Bank of the Ozarks, Inc. is a separate and distinct legal entity from its subsidiary bank, the Bank. We therefore depend on dividends, distributions and other payments from the Bank to fund payments on our obligations, including debt obligations such as the Notes. The Bank is subject to laws that authorize regulatory bodies to block or reduce the flow of funds from the Bank to us. See “Risk Factors — We are subject to extensive government regulation that limits or restricts our activities and could adversely affect our operations,” “Risk Factors — Newly enacted and proposed legislation and regulations may affect our operations and growth” and “Item 1 — Business — Supervision and Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Regulatory action of this kind could impede access to funds we need to make payments on our obligations, including interest and principal payments on the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from the Bank and required capital levels with respect to the Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations or obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve Board (which we refer to as the “FRB”) regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The FRB guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and FRB regulations, a bank holding company is required to act as a source of financial and managerial strength to each of its bank subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

The Notes are a new issue of securities for which there is no established trading market. The underwriter has advised us that it intends to make a market in the Notes, as permitted by applicable laws and regulations; however, the underwriter is not obligated to make a market in the Notes and it may discontinue its market-making activities at any time without notice. Therefore, an active market for the Notes may not develop or, if developed, may not continue. The liquidity of any market for the Notes will depend upon, among other things, the number of holders of the Notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. If a market develops, the Notes could trade at prices that may be lower than the initial offering price of the Notes. The market, if any, for the Notes may not be free from disruptions and any disruptions may adversely affect the prices at which you may sell your Notes.

We do not intend to apply to list the Notes on any securities exchange.

We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes.

The market value of the Notes may be less than the principal amount of the Notes.

The market for, and market value of, the Notes may be affected by a number of factors. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to maturity of the Notes; the aggregate amount outstanding of the Notes; any redemption or repayment features of the Notes; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; any market-making activities with respect to the Notes; and the operating performance of the Bank. Often, the only way to liquidate your investment in the Notes prior to maturity will be to sell the Notes. At that time, there may be a very illiquid market for the Notes or no market at all.

The Indenture has limited covenants, which may not protect your investment, and does not contain any limitations on our ability to incur additional debt, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

Neither we, nor any of our subsidiaries, are restricted from incurring additional debt or other liabilities, including additional Senior Indebtedness or other obligations ranking senior to or equally with the Notes, under the Indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect to incur, from time to time, additional debt and other liabilities. In addition, we are not restricted under the Indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities. In addition, there are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving Bank of the Ozarks, Inc. or our subsidiary bank, the Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture. Our regulators can, in the event we become subject to an enforcement action, require our subsidiary bank to not pay dividends to us, and to prevent payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes.

The Indenture includes limited events of default.

The Indenture contains limited events of default and remedies. As a result of our intended treatment of the Notes as Tier 2 capital, the ability of the Trustee under the Indenture, and the holders of the Notes to accelerate the maturity of, and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the Notes will be limited to the events of default that occur:

•	if a court enters an order in an involuntary bankruptcy or insolvency proceeding with respect to Bank of the Ozarks, Inc. that continues unstayed and in effect for a period of 60 consecutive days;

•	in the event of an appointment of a receiver, conservator or similar official for our principal banking subsidiary, Bank of the Ozarks; or

•

if Bank of the Ozarks, Inc. commences a bankruptcy or insolvency proceeding, consents to the entry of an order in an involuntary bankruptcy or insolvency proceeding, consents to the appointment of a receiver, liquidator or similar official, makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

Consequently, neither the Trustee, nor the holders of the Notes, will have the right to accelerate the maturity of the Notes in the case of our failure to pay the principal of, or interest on, the Notes or our non-performance of any other covenant under the Notes or the Indenture.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the FRB, to the extent that such approval is then required, we may redeem all or a portion of the Notes on                     , 2021 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the FRB, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a “Tax Event,” (ii) a “Tier 2 Capital Event” or (iii) a “1940 Act Event.” In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to but excluding such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes — Redemption” in this prospectus supplement.

Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under FRB regulations, unless the FRB authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the FRB that following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary after                     , 2021.

As the interest rate of the Notes will be calculated based on LIBOR from                     , 2021 to but excluding the maturity date or earlier redemption date and LIBOR is a floating rate, the interest rate on the Notes will vary after                     , 2021. From and including the issue date to but excluding                     , 2021, the Notes will bear interest at a fixed rate per annum of     %. From and including                     , 2021 to but excluding the maturity date or earlier redemption date, the Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the then-current three-month LIBOR rate plus          basis points. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if LIBOR increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

The level of LIBOR may affect our decision to redeem the Notes.

We are more likely to redeem the Notes after                     , 2021, if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities that yield as much interest as the Notes.

Holders of the Notes will have no rights against the publishers of LIBOR.

Holders of the Notes will have no rights against the publishers of LIBOR, even though the amount they receive on each interest payment date after                     , 2021 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

Our credit rating may not reflect all risks of an investment in the Notes, and changes in our credit rating may adversely affect your investment in the Notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current and historical information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time, or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

The ratings agencies regularly evaluate us and the Bank, and their ratings of our long-term debt are based on a number of factors, including our financial strength as well as factors not entirely within our control, including conditions affecting the financial services industry generally. There can be no assurance that we will not receive adverse changes in our ratings in the future, which could adversely affect the cost and other terms upon which we are able to obtain funding, and the way in which we are perceived in the capital markets. Actual or anticipated changes, or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the Notes and increase our borrowing costs.

Risks Related to the Mergers

Completion of the Mergers is subject to the receipt of approvals from regulatory authorities that may impose conditions that could have an adverse effect on us.

We have received regulatory approval of the Mergers from the FDIC and the Arkansas State Bank Department; however, the closing of the Mergers remains subject to final regulatory approval from the FRB. The FRB may impose conditions on the completion of the Mergers or require changes to the terms of the Mergers. Although we do not currently expect the imposition of any conditions or changes, there can be no assurance that such conditions or changes will not be imposed. Such conditions or changes could have the effect of delaying completion of the Mergers or imposing additional costs on or limiting our revenues following the Mergers, any of which might have a material adverse effect on us following the Mergers. Furthermore, we are not obligated to complete either Merger if the regulatory approvals received with respect to that Merger impose burdensome conditions. Failure to obtain the required approvals, without burdensome conditions, may result in a material delay in, or the abandonment of, one or both of the Mergers.

Combining the Company with C&S and C1 may be more difficult, costly or time-consuming than expected, or could result in the loss of customers.

The Company, C&S and C1 have operated, and until the completion of the Mergers will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect each party’s ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the Mergers. As with any merger of banking institutions, there also may be disruptions that cause the loss of customers or cause customers to withdraw their deposits, which could negatively affect the performance and earnings of the combined institution. There can be no assurance that customers of either C&S or C1 will readily accept changes to their banking arrangements after the Mergers.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $         million. We intend to contribute the net proceeds from this offering into our subsidiary bank to fund organic growth, including its expected growth in non-purchased loans and leases, and for general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of March 31, 2016:

•	on an actual basis; and

•	on an adjusted basis to give effect to the sale of the Notes offered hereby, for total net proceeds of approximately $ million after deducting the underwriting discount and estimated expenses.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated by reference into this prospectus supplement.

	At March 31, 2016
	Actual	As adjusted
	(dollars in thousands, except per share amounts)
Liabilities:
Total deposits	$9,626,825
Repurchase agreements with customers	65,883
Other borrowings	41,933
Subordinated notes offered hereby	—
Subordinated debentures	117,823
Accrued interest payable and other liabilities	63,705

Total liabilities	9,916,169

Stockholders’ equity:
Preferred stock; $0.01 par value; 1,000,000 shares authorized; no shares outstanding at March 31, 2016	—
Common stock; $0.01 par value; 125,000,000 shares authorized; 90,714,199 shares issued at March 31, 2016	907
Additional paid-in capital	752,029
Retained earnings	744,713
Accumulated other comprehensive income	10,431
Noncontrolling interest	3,170

Total stockholders’ equity	1,511,250

Total liabilities and stockholders’ equity	$11,427,419

Capital Ratios
Common equity tier 1 to risk-weighted assets	10.08%
Tier 1 capital to risk-weighted assets	10.89%
Total capital to risk-weighted assets	11.35%
Tier 1 leverage to average assets	14.05%

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown below.

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Dollars in thousands)
Earnings:
Add:
Net income before income taxes	$82,679	$58,057	$276,769	$172,447	$131,414	$110,999	$151,511
Fixed charges	9,353	6,074	28,041	21,225	18,831	21,825	30,645
Amortization of capitalized interest	0	0	2	1	3	4	3
Less:
Interest capitalized	(9)	(9)	(30)	(24)	(24)	(24)	(24)
Preferred dividend requirements	—	—	—	—	—	—	—
Noncontrolling interest of subsidiaries	7	24	61	(18)	28	20	(18)

Total earnings	92,030	64,146	304,843	193,631	150,252	132,824	182,117

Fixed Charges:
Interest expense:
Deposits	7,850	3,537	17,716	8,566	6,103	8,982	17,686
FHLB advances, subordinated debentures and other borrowings	1,374	2,429	9,852	12,389	12,531	12,618	12,749
Interest capitalized	9	9	30	24	57	70	51
Estimated interest within rental expense	120	99	443	246	140	155	159
Preferred dividend requirements	—	—	—	—	—	—	—

Total fixed charges	$9,353	$6,074	$28,041	$21,225	$18,831	$21,825	$30,645

Ratio of Earnings to Fixed Charges (including deposit interest)	9.84	10.56	10.87	9.12	7.98	6.09	5.94

Ratio of Earnings to Fixed Charges (excluding deposit interest)	56.01	23.89	27.81	14.62	11.33	9.64	12.69

The ratio of earnings to fixed charges is computed in accordance with Item 503 of Regulation S-K by dividing (1) income before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized and noncontrolling interest in income of subsidiaries that have not incurred fixed charges by (2) total fixed charges. For purposes of computing this ratio:

•

fixed charges, including interest on deposits, include all interest expense, interest capitalized and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•

fixed charges, excluding interest on deposits, include interest expense (other than on deposits), interest capitalized and the estimated portion of rental expense attributable to interest, net of income from subleases.

DESCRIPTION OF THE NOTES

The Notes will be issued by Bank of the Ozarks, Inc. pursuant to a Subordinated Indenture, to be dated as of                     , 2016 and to be entered into between us and U.S. Bank National Association, as trustee, as amended and supplemented by the First Supplemental Indenture to be dated as of                     , 2016. We refer to the Subordinated Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture,” and we refer to U.S. Bank National Association in its capacity as the trustee, as the “Trustee.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” The following description of the particular terms of the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the subordinated debt securities of Bank of the Ozarks, Inc. in the accompanying prospectus, to which description we refer you. The accompanying prospectus sets forth the meaning of certain capitalized terms used but not defined herein.

The following is a brief description of the Notes and the Indenture. It does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the Indenture, the form of which has been or will be filed as an exhibit to the registration statement to which this prospectus supplement and the accompanying prospectus relate. Upon written or oral request to us at our address set forth under “Where You Can Find More Information,” we will provide at no cost to the requester copies of the Indenture and the Notes.

General

The Notes will be limited initially to $         aggregate principal amount. The Notes will mature on                     , 2026 (which we refer to as the “maturity date”) unless redeemed prior to such date as described below under “— Redemption.” There is no sinking fund for the Notes. The Notes are not convertible into, or exchangeable for, any equity securities, other securities or other assets of Bank of the Ozarks, Inc. or any subsidiary.

The maturity of the Notes may not be accelerated in the absence of certain Events of Default (as such term is defined in the Indenture). There is no right to accelerate the maturity of the Notes if we fail to pay interest on any Note for 30 days after such payment is due, fail to pay the principal on any Note when due, or fail to perform or breach any other covenant or warranty under any Note or in the Indenture for 90 days after we receive written notice of such failure or breach. See “— Defaults; Events of Default; Limitation on Suits.”

As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from the Bank. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other distributions to us. See “Risk Factors — We are subject to extensive government regulation that limits or restricts our activities and could adversely affect our operations,” “Risk Factors — Newly enacted and proposed legislation and regulations may affect our operations and growth” and “Item 1 — Business — Supervision and Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The Notes are not savings accounts, deposits or other obligations of the Bank or any of our subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The Notes are solely obligations of Bank of the Ozarks, Inc. and are neither obligations of, nor guaranteed by, our subsidiary bank, the Bank, or any of our nonbank subsidiaries.

The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Payment of Principal and Interest

Payment of the full principal amount of the Notes will be due on                     , 2026, unless redeemed prior to such date as described below under “— Redemption.” Principal and, in the case of redemption, interest, if any, due on the stated maturity date or any earlier date of redemption will be payable against presentation and surrender of the Notes.

The Notes will bear interest (i) at an initial rate of     % per annum, payable semi-annually in arrears on                      and                      of each year (each, a “fixed rate interest payment date”), commencing on                     , 2016, from and including the date of issuance to but excluding                     , 2021 (the “First Reset Date”) and (ii) thereafter at an annual floating rate equal to the three-month LIBOR rate as determined for the applicable Interest Period (as defined below) plus a spread of          basis points payable quarterly in arrears on                     ,                     ,                      and                      of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on                     , 2021.

Interest on the Notes will accrue from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to but excluding the applicable interest payment date or the stated maturity date or date of earlier redemption, if applicable (each, an “Interest Period”).

“Three-month LIBOR” means, for any Interest Period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such Interest Period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount that, in the judgment of the Calculation Agent, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a “Representative Amount”). If at least two such quotations are so provided, three-month LIBOR for the Interest Period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, three-month LIBOR for the Interest Period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then three-month LIBOR for the Interest Period related to such Reset Rate Determination Date will be set to equal the three-month LIBOR for the immediately preceding Interest Period or, in the case of the Interest Period commencing on the First Reset Date,     %. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

“Calculation Agent” means U.S. Bank National Association, or any other successor appointed by us, acting as calculation agent.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable Interest Period commencing on the First Reset Date.

The determination of three-month LIBOR for each applicable Interest Period commencing on the First Reset Date by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the First Reset Date will be maintained on file at the Calculation Agent’s principal offices.

The interest payable on the Notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the Notes are registered at the close of business on                      and                     , whether or not a Business Day (as defined below), immediately preceding the applicable fixed rate interest payment date or the 15th day immediately preceding the applicable floating rate interest payment date, as the case may be. Interest payable on an interest payment date will be made by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in the City of New York or, at Ozarks’ option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the related holders.

In the event that a fixed rate interest payment date or the stated maturity or any earlier date of redemption falls on a day that is not a Business Day, then the amounts payable on such date will be paid on the next succeeding Business Day without the accumulation of additional interest. In the event that a floating rate interest payment date falls on a day that is not a Business Day, then such floating rate interest payment date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to but excluding such Business Day.

“Business Day” means, for interest payable on or prior to the First Reset Date or for any repayment of principal on the stated maturity date or any earlier date of redemption, any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, and for interest payable after the First Reset Date, any day that would be considered a business day with respect to interest payable on or prior to the First Reset Date that is also a London Banking Day.

Any interest payable on the Notes on or prior to the First Reset Date will be computed on the basis of a 360-day year consisting of twelve 30-day months and any interest payable on the Notes after the First Reset Date will be computed on the basis of the actual number of days in the Interest Period in respect of which interest is payable divided by 360. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date (“Defaulted Interest”) shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such Defaulted Interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “— Defaults; Events of Default; Limitation on Suits.”

No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, officer or director, as such, past, present or future, of Bank of the Ozarks, Inc. or of any successor entity. The Indenture contains no covenants or restrictions restricting the incurrence of debt by us or by our subsidiaries. The Indenture contains no financial covenants and does not restrict us from paying dividends or issuing or repurchasing other securities, and does not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization, or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

The Notes and the Indenture are governed by, and shall be construed in accordance with, the laws of the State of New York.

Subordination of the Notes

Our obligation to make any payment on account of the principal and interest on the Notes will be subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness. “Senior Indebtedness” is defined in the Indenture to mean all of our:

•	indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments;

•	deferred obligations for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

•	obligations under letters of credit;

•	capital lease obligations;

•

indebtedness or other obligations with respect to interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates;

•	any obligations of ours to our general creditors (as defined for purposes of the capital adequacy regulations of the FRB applicable to us as the same may be amended or modified from time to time); and

•

guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and other similar contingent obligations in respect of obligations of others of a type described in the preceding bullets, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;

in each case, whether outstanding on the date that we entered into the Indenture or arising after that time, and other than obligations ranking equally with the Notes or ranking junior to the Notes. Notwithstanding the foregoing, and for the avoidance of doubt, if the FRB (or other successor regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.

Indebtedness and obligations that rank junior to the Notes under the terms of the Indenture include any indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes, with respect to which the Notes will rank senior in right of payment and upon liquidation.

All liabilities of the Bank and our other subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors, and liabilities arising during our subsidiaries’ ordinary course of business or otherwise, will be effectively senior to the Notes to the extent of the assets of such subsidiaries. As of March 31, 2016, on a consolidated basis, the Company’s outstanding indebtedness and other liabilities totaled approximately $9.9 billion, which includes approximately $9.6 billion of deposit liabilities and $41.9 million of outstanding secured indebtedness that rank structurally senior to the Notes. As of March 31, 2016, we also had approximately $117.8 million of outstanding trust preferred subordinated indebtedness that ranks junior to the Notes. In addition to our current indebtedness, we will be assuming additional indebtedness upon the consummation of the pending Mergers, consisting mainly of the deposit liabilities of C&S Bank and C1 Bank. As of March 31, 2016, the aggregate total indebtedness (including deposit liabilities) of C&S Bank was approximately $3.6 billion and the aggregate total indebtedness (including deposit liabilities) of C1 Bank was approximately $1.6 billion, all of which will rank structurally senior to the Notes.

Over the term of the Notes, we will need to rely primarily on dividends from the Bank, which is a state chartered bank, to pay interest and principal on our outstanding debt obligations, and to make dividends to our shareholders and other payments on our other securities. Regulatory rules may restrict our ability to withdraw capital from the Bank by dividends or other means. See “Risk Factors” above.

In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition, or other similar proceeding relating to us or our property, any proceeding for the liquidation, dissolution, or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors or any other marshalling of our assets, all of our obligations to holders of our Senior Indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal or interest on the Notes. Only after payment in full of all amounts owing with respect to Senior Indebtedness will the holders of the Notes, together with the holders of any of our obligations ranking on a parity with the Notes, be entitled to be paid from our remaining assets the amounts due and owing on account of unpaid principal of and interest on the Notes. In the event and during the continuation of any default in the payment of the principal of, or any premium or interest on any Senior Indebtedness beyond any applicable grace period with respect to such Senior Indebtedness, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or the trustee or agent on behalf of the holders of such Senior Indebtedness), to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived, or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by us on account of the principal of, or interest on, the Notes or on account of the purchase or other acquisition of any Notes.

In the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

The Notes do not contain any limitation on the amount of Senior Indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the Notes that may be hereafter incurred by Bank of the Ozarks, Inc. or its subsidiaries.

Redemption

We may, at our option, beginning with the interest payment date of                     , 2021, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the Notes, in whole or in part, subject to obtaining the prior approval of the FRB to the extent such approval is then required under the rules of the FRB, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption. The Notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the Notes at any time, including before                     , 2021, in whole but not in part, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption upon the occurrence of:

•

a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United

States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation; or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of its Subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

•

a “Tier 2 Capital Event,” defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that as a result of: (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the FRB and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of the Notes, in each case, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules of the FRB (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Note is outstanding; or

•	a “1940 Act Event,” defined in the Indenture to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any redemption of the Notes following one of these events would require prior approval of the FRB to the extent such approval is then required under the rules of the FRB.

In the event of any redemption of the Notes, a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) shall be delivered to each holder of Notes not less than 30 nor more than 60 days prior to the redemption date.

Any redemption will be made at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the date of redemption.

In the case of any partial redemption, the selection of the Notes for redemption will be made in accordance with the Trustee’s procedures. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the FRB’s rules regarding capital adequacy, as the same may be amended or supplemented from time to time. These regulations set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated and junior in right of payment to our bank subsidiary’s obligations to its depositors and to our and each of our bank and nonbank subsidiaries’ depositors and general creditors;

•	be ineligible as collateral for a loan by us or our bank subsidiary, the Bank;

•

not contain provisions permitting the holders of the Notes to accelerate payment of principal or interest prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution; and

•

only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, as described above, and, in any case, subject to obtaining the prior approval of the FRB or other primary federal regulator to the extent such approval is then required under the rules of the FRB or such other regulator.

Defaults; Events of Default; Limitation on Suits

Under the Indenture, an event of default will occur with respect to the Notes only: (i) if we fail to pay interest on the Notes as and when due and such failure continues for 30 days; (ii) if we fail to pay the principal of the Notes as and when due; (iii) if we breach any covenant or agreement contained in the Indenture and such failure continues for 90 days following notice of the same; (iv) if a court enters an order in an involuntary bankruptcy or insolvency proceeding with respect to us that continues unstayed and in effect for a period of 60 consecutive days; (v) if we commence a bankruptcy or insolvency proceeding, consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding, consent to the appointment of a receiver, liquidator or similar official, make a general assignment for the benefit of creditors, or fail generally to pay our debts as they become due; or (vi) in the event of an appointment of a receiver, conservator or similar official for our principal banking subsidiary, Bank of the Ozarks.

If an event of default listed in item (iv), (v) or (vi) above occurs and is continuing, the principal amount and interest shall become immediately and automatically due and payable upon a declaration by the Trustee and the holders of not less than 25% in aggregate principal amount of the Notes.

There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our non-performance of any other obligation under the Notes or the Indenture. If we default in our obligation to pay any interest on the Notes when due and payable, and such default continues for a period of 30 consecutive days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.

The Indenture provides that, subject to the duty of the Trustee upon the occurrence of an event of default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, or direction of any of the holders of Notes, unless such holders shall have offered to the Trustee reasonable indemnity or security against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

No holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing default with respect to the Notes;

•

the holders of not less than 25% in principal amount of the Notes shall have made written request to the Trustee to institute proceedings in respect of such default in its own name as Trustee under the Indenture;

•	such holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;

•	the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right under the Indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided, however, that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	change the stated maturity of the principal of, or any installment of interest on, any Note;

•	reduce the principal amount or rate of interest of any Note;

•

reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required to modify or amend the Indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain defaults and the consequences thereof under the Indenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes; or

•	modify the provisions of the Indenture with respect to subordination of the Notes in a manner adverse to the holders of the Notes.

In addition, the holders of a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance, or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so, after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes, sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the stated maturity date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the IRS or a change in the applicable federal income tax law. We may not have a default under the Indenture or the Notes on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the FRB and any additional requirements that the FRB may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date the FRB does not require that defeasance of instruments be subject to FRB approval in order for the instrument to be accorded Tier 2 Capital treatment, then no such approval of the FRB will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the Notes if: (i) all outstanding Notes have been delivered for cancellation; (ii) all outstanding Notes have become due and payable or will become due and payable at their stated maturity within one year; or (iii) all outstanding Notes are scheduled for redemption within one year, and we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or a redemption date.

Further Issuances

We may from time to time, without notice to, or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes, or the first payment of interest following the issue date of such further notes), in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes; provided, however, that a separate CUSIP number will be issued for any such additional notes unless the Notes are fungible for U.S. federal income tax purposes, subject to the procedures of DTC.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease its assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease its assets substantially as an entirety to us if, in such case, we are not the surviving entity, unless:

•

if we consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a corporation, partnership, limited liability company or other entity organized or formed and validly existing under the laws of the United States of America, any of its states or the District of Columbia, which person must expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on the Notes and the performance or observance of our covenants under the Indenture;

•

immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of ours or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•	we have complied with our obligations to deliver certain documentation to the Trustee.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

The Notes will be issued only in fully registered form, without interest coupons. The Notes will be issued only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The Notes will not be issued in bearer form. The Notes sold in this offering will be issued only against payment in immediately available funds.

Global Notes

The Notes will be issued in the form of one or more registered notes in global form, without interest coupons (which we refer to as the “Global Notes”).

Upon issuance, each of the Global Notes will be deposited with the Trustee as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each Global Note will be limited to persons who have accounts with DTC, or “DTC participants,” or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriter; and

•

ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in the Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Exchanges Among Global Notes

Beneficial interests in one Global Note may generally be exchanged for interests in another Global Note. A beneficial interest in a Global Note that is transferred to a person who takes delivery through another Global Note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other Global Note.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the underwriter are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants, and to facilitate the clearance and settlement of securities transactions between its participants, through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriter, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by, or on behalf of, DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, your ability to transfer your beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, your ability to pledge your interests in a Global Note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments of principal, premium (if any) and interest with respect to the Notes represented by a Global Note will be made by the Trustee or paying agent in U.S. Dollars to DTC’s nominee, as the registered holder of the Global Note. Neither we, nor the Trustee, will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice, and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear or Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we, nor the Trustee, will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below and the conversion of Notes) only at the direction of one or more participants to whose account with DTC, interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 120 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 120 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	an event of default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from DTC to issue the Notes in certificated form.

Same-Day Settlement and Payment

Settlement for the Notes will be made in immediately available funds. The Notes will trade in DTC’s Same-Day Funds Settlement System until maturity and, therefore, DTC will require secondary trading activity in the

Notes to be settled in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity of the Notes.

Trustee

U.S. Bank National Association will act as Trustee under the Indenture. From time to time, we, and some of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, U.S. Bank National Association serves as trustee under one or more indentures involving our existing debt securities. Upon the occurrence of an event of default, or an event which, after notice or lapse of time or both, would become an event of default under the Notes, or upon the occurrence of a default under another indenture under which U.S. Bank National Association serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as Trustee under the Indenture. In that event, we would be required to appoint a successor trustee.

Notices

Any notices required to be given to the holders of the Notes will be given to the Trustee.

Governing Law

The Indenture and the Notes are governed by, and will be construed, in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax consequences of the ownership and disposition of the Notes offered hereby. Except where noted, this discussion addresses only those beneficial owners of the Notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes. We intend, and by acquiring any Notes each beneficial owner of a Note will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax law, such as brokers, dealers or traders in securities or currencies, financial institutions, tax-exempt entities or qualified retirement plans, governmental entities, insurance companies, persons liable for alternative minimum tax, U.S. persons whose “functional currency” is not the U.S. dollar, grantor trusts, entities that are treated as partnerships for U.S. federal income tax purposes, certain U.S. expatriates, persons deemed to sell the Notes under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations, and persons holding Notes as part of a straddle, hedging, conversion or other integrated transaction. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax laws, such as alternative minimum estate and gift taxes.

If you are a partner in an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes and that holds Notes, your U.S. federal income tax treatment with respect to the Notes generally will depend on your status as a partner, upon the activities of the partnership and certain determinations made at the partner level. Partnerships that hold the Notes, and partners in such partnerships, should each consult their independent tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Notes.

This summary is for general information only and is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof, and changes to any of which subsequent to the date of this offering memorandum may affect the tax consequences described herein (possibly with retroactive effect). We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other federal tax laws (such as estate and gift tax laws) or the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States,

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust: (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust; or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest. Based on the interest rate characteristics of the Notes, we intend to treat the Notes as “variable rate debt instruments” (“VRDIs”) for U.S. federal income tax purposes and this discussion assumes such characterization to be correct. It is expected and this discussion assumes that either the issue price of the Notes will equal the stated redemption price of the Notes or the Notes will be issued with no more than a de minimis amount of original issue discount. Accordingly, stated interest paid on a Note should constitute “qualified stated interest” under the Treasury Regulations applicable to VRDIs, and as such will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition. Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid qualified stated interest, which will be treated as described under “— Payments of Interest” above. Your adjusted tax basis in the Note generally will equal the cost of the Note to you.

Gain or loss realized on the sale, exchange, redemption, retirement or other taxable disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other disposition you have held the Note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Backup Withholding and Information Reporting. Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes. You will be subject to backup withholding (currently at a rate of 28%) on these payments if you fail to provide your correct taxpayer identification number to the paying agent and comply with certain certification procedures, or otherwise fail to establish an exemption from backup withholding. The amount of any backup withholding from a payment to you generally will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, if you timely provide the required information to the IRS. You should consult your tax advisor regarding your qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.

Net Investment Income Tax. Certain U.S. Holders who are individuals, estates and trusts are subject to an additional 3.8% tax on the lesser of: (i) the U.S. Holder’s “net investment income” for the relevant taxable year (for these purposes, net investment income generally includes interest and gains from sales of Notes); and (ii) the excess of the U.S. Holders modified adjusted gross income for the relevant taxable year over a certain threshold (over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual). U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this legislation on their purchase, ownership and disposition of Notes.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	a foreign estate or trust,

but does not include you if you are an individual present in the United States for 183 days or more in the taxable year of disposition of the Notes and you are not otherwise a resident of the United States for U.S. federal income tax purposes. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale, exchange, redemption or other disposition of the Notes.

Payments on the Notes. Subject to the discussion below concerning backup withholding, payments of principal and interest on the Notes made by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that, in the case of interest,

•

you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership,

•	you are not a bank described in Section 881(c)(3)(A) of the Code, and

•	you fulfill the certification requirement described below.

Certification Requirement. Interest on a Note will not be exempt from U.S. federal withholding tax unless you certify on a properly executed IRS Form W-8BEN, Form W-8BEN-E, or other appropriate form, under penalties of perjury, that you are not a United States person.

If interest income with respect to a Note is not exempt from U.S. federal withholding tax as described above, you will be subject to U.S. federal income tax withholding at a 30% rate unless: (1) such tax is eliminated or reduced by an applicable income tax treaty; or (2) such interest income is effectively connected with the conduct by you of a trade or business in the United States.

If interest on your Note is effectively connected with the conduct by you of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise, although you will be exempt from the withholding tax discussed in the preceding paragraphs, you generally will be taxed in the same manner as if you were a U.S. Holder (see “— Tax Consequences to U.S. Holders” above), except that you will be required to provide a properly executed IRS Form W-8 (generally an IRS Form W-8ECI) in order to receive payments of interest free of the withholding tax. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of Notes including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate).

Sale, Exchange, Redemption, Retirement or other Disposition. Subject to the discussion below concerning backup withholding, you generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of the Notes, unless the gain is effectively connected with the conduct by gain of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise.

If you are engaged in a trade or business in the United States and you recognize gain on a sale or other disposition of the Notes that is effectively connected with that trade or business, you generally will be taxed as if you were a U.S. Holder (see “— Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. You should consult your tax advisor with respect to the U.S. tax consequences of the ownership and disposition of the Notes, including the possible imposition of a branch profits tax.

Backup Withholding and Information Reporting. Information returns generally will be filed with the IRS in connection with interest payments on the Notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may be filed with the IRS reporting your proceeds from a sale or other disposition (including a retirement or redemption) of the Notes and you may be subject to backup withholding (currently at a rate of 28%) on interest payments on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to you generally will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund if you timely provide the required information to the IRS.

Foreign Account Tax Compliance Act. Under Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally will apply to: (1) interest on a debt obligation; and (2) the gross proceeds from the disposition of a debt obligation after December 31, 2018, paid to certain non-U.S. entities (whether such non-U.S. entity is the beneficial owner or an intermediary) that fail to comply with certain certification, withholding and information reporting requirements (which may include entering into an agreement with the IRS), or otherwise satisfying the requirements of an applicable FATCA intergovernmental agreement. You should consult your own tax advisors regarding the effect, if any, of the FATCA rules based on your particular circumstances.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on: (a) employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA; (b) individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code; (c) entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”); and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to ERISA and Section 4975 of the Code (each, a “Similar Law”).

The following summarizes certain aspects of ERISA, the Code and Similar Laws that may affect a decision by Plans or Non-ERISA Arrangements to invest in the Notes. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s or Non-ERISA Arrangement’s decision to invest and is not intended to be legal advice. In addition, the following discussion is based on the applicable law and regulations in effect as of the date of this prospectus supplement, and nothing herein shall be construed as an obligation to update this summary as a result of any changes in the applicable law or regulations. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.

A Plan fiduciary should consider whether an investment in the Notes satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (a) the investment satisfy the prudence and diversification standards of ERISA, (b) the investment be solely in the interests of the participants and beneficiaries of the Plan, (c) the investment be permissible under the terms of the Plan’s investment policies and governing instruments and (d) the investment be for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering the Plan. In determining whether an investment in the Notes is prudent for ERISA purposes, a Plan fiduciary should consider all relevant facts and circumstances, including, without limitation, the limitations imposed on transferability, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Plan, the tax consequences of the investment and whether the investment is reasonably designed, as part of the Plan’s portfolio, to further the Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. A fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations under Similar Laws.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under applicable law or an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We believe that the Notes will be treated as indebtedness without substantial equity features for purposes of the plan asset regulations (although we make no assurances to that effect). This assessment is based upon the traditional debt features of the Notes (although by no means free from doubt). Accordingly, we believe that our assets should not be treated as plan assets under the plan asset regulations as result of investment in the Notes by Plans. Nevertheless, without regard to whether the Notes may be treated as debt for ERISA purposes, we, the underwriter and our and the underwriter’s current and future affiliates may be parties in interest with respect to many Plans and the purchase, holding or disposition of the Notes by or on behalf of, or with the assets of, such Plans could be considered to give rise to a direct or indirect prohibited transaction under ERISA, Section 4975 of the Code or Similar Law. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or Similar Law. For example, the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under applicable law or an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of or with the assets of, a Plan, and proposes to purchase Notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23); (B) the insurance company general account exemption (PTCE 95-60); (C) the bank collective investment fund exemption (PTCE 91-38); (D) the insurance company pooled separate account exemption (PTCE 90-1); and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of Notes, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurances, however, that any of these statutory or class exemptions will be available with respect to transactions involving the Notes or with respect to any particular Plan.

Each purchaser or holder of a Note, and each fiduciary who causes any entity to purchase or hold a Note, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such Notes, that either: (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding Notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such Notes shall not constitute or result in (A) the purchase, holding or disposition of an impermissible or imprudent investment, (B) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law; or (C) a breach of fiduciary or other duty or applicable law.

Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

We have entered into an underwriting agreement with Sandler O’Neill & Partners, L.P., as the underwriter, with respect to the Notes being offered pursuant to this prospectus supplement. Subject to certain conditions, the underwriter has agreed to purchase all of the aggregate principal amount of Notes in this offering.

Notes sold by the underwriter to the public initially will be offered at the public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriter to securities dealers may be sold at a discount from the public offering price of up to     % of the principal amount of Notes. Any such securities dealers may resell any Notes purchased from the underwriter to certain other brokers or dealers at a discount from the public offering price of up to     % of the principal amount of Notes. If all the Notes are not sold at the public offering price, the underwriter may change such offering price and the other selling terms. The offering of the Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We expect that delivery of the Notes will be made to investors on or about                     , 2016, which will be the fifth business day following the date of pricing of the Notes (such settlement being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

The following table shows the per Note and total underwriting discounts we will pay the underwriter.

Per Note		%
Total	$

We estimate that our total expenses of the offering, excluding underwriting discounts, will be approximately $         .

No Sales of Similar Securities

We have agreed, for a period from the date of the underwriting agreement through and including the closing date of the offering, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities that are issued or guaranteed by us and have a tenor of more than one year, without the prior written consent of the underwriter.

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. The underwriter has advised us that it intends to make a market in the Notes. However, it is not obligated to do so and may discontinue any market-making in the Notes at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time, or that the price you receive when you sell will be favorable. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the Notes, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization, Short Positions

In connection with this offering of the Notes, the underwriter may engage in overallotment and stabilizing transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriter. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Stabilizing transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing transactions, it may discontinue them at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. The underwriter also is serving as a financial advisor to both C&S and C1 in connection with our acquisitions of C&S and C1 and will receive certain fees from C&S and C1 upon the closing of those acquisitions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriter or any of its affiliates has a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Notes offered by this prospectus supplement will be passed upon for us by Kutak Rock LLP, Little Rock, Arkansas. Certain legal matters in connection with this offering will be passed upon for the underwriter by Troutman Sanders LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of Bank of the Ozarks, Inc. and its subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and the effectiveness of Ozarks’ internal control over financial reporting as of December 31, 2015 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their reports appearing in Ozarks’ Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated in this prospectus supplement by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited historical financial statements of Community & Southern Holdings, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) included in Bank of the Ozarks, Inc.’s Current Report on Form 8-K dated June 10, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Debt Securities

Bank of the Ozarks, Inc. may offer and sell, from time to time, in one or more offerings, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units, debt securities and hybrid securities combining elements of the foregoing.

This prospectus provides a general description of the securities we may offer and the manner in which they may be offered. Supplements to this prospectus will describe the specific terms and manner of offering of the securities we actually offer. Prospectus supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities, unless it is accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.

We may offer these securities from time to time in amounts, prices, and on other terms to be determined at the time of the offering. We may offer and sell the securities directly, through one or more agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “OZRK.” On April 10, 2015, the last sales price on the NASDAQ Global Select Market for our common stock was $37.66. You are urged to obtain current market prices for our common stock. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.

Investing in our securities involves risk. You should consider carefully the risk factors included in the applicable prospectus supplement and in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations, are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Our principal executive office is located at 17901 Chenal Parkway, Little Rock, Arkansas 72223, telephone number: (501) 978-2265.

The date of this prospectus is April 13, 2015

We are responsible for the information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement, and in any free writing prospectus that we prepare. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This prospectus, any accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been prepared. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or the date of the relevant incorporated document, as applicable. The financial condition, results of operations or business prospects of the Company may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process we may from time to time, in one or more series, sell any one or a combination of the securities described in this prospectus in one or more offerings. In this prospectus, “Ozarks,” “the Company”, “we,” “our,” “ours,” and “us” refer to Bank of the Ozarks, Inc., which is a registered bank holding company headquartered in Little Rock, Arkansas, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Bank of the Ozarks” or the “Bank” mean Bank of the Ozarks, which is our principal banking subsidiary.

This prospectus provides a general description of each of the securities we may offer. Each time we offer securities we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations or terms that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered by this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information we incorporate by reference or present in this prospectus or the relevant prospectus supplement. We have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the dates on the front page or pages of those documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

RISK FACTORS

An investment in Ozarks securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q following the most recent Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. The material risks and uncertainties that management believes affect Ozarks will be described in those documents. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about us and other issuers that file documents electronically with the SEC. The address of that site is http://www.sec.gov. Our Internet address is www.bankozarks.com. The information on, or that can be accessed through, our website is not a part of this document.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into this prospectus or a prospectus supplement, at no cost, by writing to us at the following address or calling us at the following telephone number:

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

Attention: Susan Blair, Investor Relations

Telephone: (501) 978-2217

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (including information specifically incorporated by reference into our Form 10-K for the year ended December 31, 2014);

•	the audited consolidated financial statements of Summit Bancorp, Inc. and Subsidiary as of December 31, 2013 and 2012 and for each of the years in the three years ended December 31, 2013, contained in pages F-1 through F-42 of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-194722), filed with the SEC on April 2, 2014;

•	our Current Reports on Form 8-K filed with the SEC on May 20, 2014, January 2, 2015, January 15, 2015 (only Item 8.01 information), January 16, 2015, February 10, 2015, and March 20, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on June 26, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating this description.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with additional or different information.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference herein and therein contain statements that are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about the Company’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Actual future performance, outcomes and results may differ materially from those expressed in these forward-looking statements due to certain risks, uncertainties and assumptions. Certain factors that may affect our future results include, but are not limited to:

•	potential delays or other problems in implementing our growth and expansion strategy including delays in identifying satisfactory sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices;

•	the ability to enter into and/or close additional acquisitions;

•	problems with, or additional expenses related to, integrating or managing acquisitions;

•	the effect of the announcements or completion of any pending or future mergers or acquisitions on customer relationships and operating results;

•	the ability to attract new or retain existing or acquired deposits, or to retain or grow loans and leases, including growth from unfunded closed loans;

•	the ability to generate future revenue growth or to control future growth in non-interest expense;

•	interest rate fluctuations, including changes in the yield curve between short-term and long-term interest rates;

•	deterioration of the credit quality of our loan and lease portfolio, increased default rates and loan or lease losses or adverse changes in particular loans in our portfolio or in specific industry concentrations of our loan and lease portfolio;

•	loss of access to capital market transactions and other sources of funding, or a failure to effectively balance our funding sources with cash demands by depositors and borrowers;

•	failures of counterparties or third party vendors to perform their obligations;

•	failure of our risk management strategies and procedures, including failure or circumvention of our controls;

•	competitive factors and pricing pressures, including their effect on our net interest margin;

•	general economic, unemployment, credit market and real estate market conditions, and the effect of any such conditions on the creditworthiness of borrowers and lessees, collateral values, the value of investment securities and asset recovery values;

•	changes in legal and regulatory requirements;

•	recently enacted and potential legislation and regulatory actions, including legislation and regulatory actions intended to stabilize economic conditions and credit markets, strengthen the capital of financial institutions, increase regulation of the financial services industry and protect homeowners or consumers;

•	changes in U.S. government monetary and fiscal policy;

•	possible further downgrade of U.S. Treasury securities;

•	the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and preventing or responding to breaches in our security systems involving our customer and sensitive and confidential data;

•	an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting our customers;

•	adoption of new accounting standards or changes in existing standards; and

•	adverse results in current or future litigation or regulatory examinations as well as other factors described in our most recent Annual Report on Form 10-K and our other reports and statements.

Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in the forward-looking statements. Forward-looking statements included herein should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this prospectus supplement. Except as required by law, we undertake no obligation to revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results. Forward-looking statements should not be viewed as predictions and should not be the primary basis upon which investors evaluate an investment in our securities.

Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

ABOUT BANK OF THE OZARKS, INC.

Bank of the Ozarks, Inc. was incorporated in June 1981 as an Arkansas corporation and is a bank holding company registered under the Bank Holding Company Act of 1956. We own an Arkansas state chartered subsidiary bank, Bank of the Ozarks. At March 31, 2015, the Company, through the Bank, conducted operations through 165 offices in Arkansas, Georgia, Texas, North Carolina, Florida, Alabama, South Carolina, New York and California.

We provide a wide range of retail and commercial banking services. Deposit services include checking, savings, money market, time deposit and individual retirement accounts. Loan services include various types of real estate, consumer, commercial, industrial and agricultural loans and various leasing services. We also provide mortgage lending; treasury management services for businesses, individuals and non-profit and governmental entities including wholesale lock box services; remote deposit capture services; trust and wealth management services for businesses, individuals and non-profit and governmental entities including financial planning, money management, custodial services and corporate trust services; real estate appraisals; ATMs; telephone banking; online and mobile banking services including electronic bill pay; debit cards, gift cards and safe deposit boxes, among other products and services. Through third party providers, we offer credit cards for consumers and businesses, processing of merchant debit and credit card transactions, and full-service investment brokerage services.

The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes. These purposes may include, without limitation, investments at the holding company level, providing capital to support our growth and working capital needs, and acquisitions or other business combinations. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale. Until we use the net proceeds from the sale of the securities for these purposes, we may place the net proceeds in temporary investments or we may hold the net proceeds in deposit accounts in our subsidiary Bank.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown below.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges:
Including interest on deposits	9.12x	7.98x	6.09x	5.94x	3.62x
Excluding interest on deposits	15.30x	11.80x	10.34	9.61x	8.60x
Ratio of earnings to combined fixed charges and preferred stock dividends:
Including interest on deposits	9.12x	7.98x	6.09x	5.94x	3.62x
Excluding interest on deposits	15.30x	11.80x	10.34x	9.61x	8.60x

The ratio of earnings to fixed charges is computed in accordance with Item 503 of Regulation S-K by dividing (1) income before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized and noncontrolling interest in income of subsidiaries that have not incurred fixed charges by (2) total fixed charges. The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized and noncontrolling interest in income of subsidiaries that have not incurred fixed charges by (2) the sum of total fixed charges and preferred stock dividends. For purposes of computing these ratios:

•	fixed charges, including interest on deposits, include all interest expense, interest capitalized and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits), interest capitalized and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	preferred stock dividends represent the amount of pre-tax earnings required to cover such dividend requirements.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock,

•	preferred stock,

•	warrants,

•	depositary shares,

•	stock purchase contracts,

•	stock purchase units,

•	senior debt securities,

•	subordinated debt securities,

•	convertible debt securities, or

•	hybrid securities combining elements of the foregoing.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our articles of incorporation, as amended, a copy of which has been filed with the SEC and is also available upon request from us.

General

The Company’s articles of incorporation authorize the issuance of 125,000,000 shares of common stock, $0.01 par value, of which 86,758,375 shares were issued and outstanding as of March 31, 2015, and 1,000,000 shares of preferred stock, $0.01 par value, none of which were issued or outstanding as of March 31, 2015.

Common Stock

The Company’s board of directors may authorize the issuance of authorized but unissued shares of the Company’s common stock without shareholder approval, unless such approval is required in a particular case by applicable laws or regulations or requirements of any national securities exchange on which the Company’s common stock is traded. The authorized but unissued shares of the Company’s common stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. These shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company. In addition, the sale of a substantial number of shares of the Company’s common stock to persons who have an understanding with the Company concerning the voting of such shares, or the distribution or declaration of a common stock dividend to the Company’s shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of the Company.

Holders of the Company’s common stock do not have any preemptive, conversion or redemption rights. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of our common stock do not have cumulative voting rights. The outstanding shares of the Company’s common stock are fully paid and nonassessable.

Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends and in compliance with the provisions of the Arkansas Business Corporation Act of 1987 (the “ABCA”) and the regulations of the appropriate regulatory authorities. The terms or designations of any series of preferred stock we may issue in the future may rank senior to our common stock with respect to dividends.

A majority vote is required for the approval of a merger or consolidation with another corporation, and for the sale of all or substantially all of our assets and liquidation or dissolution of the Company.

Anti-Takeover Provisions

Certain provisions of our articles of incorporation and bylaws could make a merger, tender offer or proxy contest more difficult, even if such events were perceived by many of our shareholders as beneficial to their interests. These provisions include advance notice for nominations of directors and shareholders’ proposals, and authority to issue “blank check” preferred stock with such designations, preferences, limitations and relative rights as may be determined from time to time by our board of directors.

Restrictions on Ownership

The ability of a third party to acquire us is limited under applicable U.S. banking laws and regulations. The Bank Holding Company Act, or BHC Act, requires any bank holding company (as defined therein) to obtain the approval of the Board of Governors of the Federal Reserve prior to acquiring, directly or indirectly, more than 5% of our outstanding common stock. Any “company” (as defined in the BHC Act) other than a bank holding company would be required to obtain Federal Reserve approval before acquiring “control” of us. “Control” generally means (i) the ownership or control of 25% or more of a class of voting securities, (ii) the ability to elect a majority of the directors or (iii) the ability otherwise to exercise a controlling influence over management and policies. A holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation and supervision as a bank holding company under the BHC Act. In addition, under the Change in Bank Control Act of 1978, as amended, and the Federal Reserve’s regulations thereunder, any person, either individually or acting through or in concert with one or more persons, is required to provide notice to the Federal Reserve prior to acquiring, directly or indirectly, 10% or more of our outstanding common stock.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “OZRK.”

Transfer Agent and Registrar.

The Trust and Wealth Management Division of Bank of the Ozarks is the transfer agent and registrar for our common stock.

Preferred Stock

Our board of directors is authorized to designate and issue shares of preferred stock in one or more series. Subject to the provisions of our articles of incorporation and limitations prescribed by law and the rules of the NASDAQ Global Select Market, if applicable, our board of directors has the discretion to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences, limitations and relative rights or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our shareholders.

If we offer to sell preferred stock, we will file with the SEC the articles of amendment to our articles of incorporation setting forth the terms of the preferred stock, and the prospectus supplement relating to that offering will include a description of the specific terms of the preferred stock, including:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional designations, preferences, limitations and relative rights and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific terms of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the articles of amendment to our articles of incorporation relating to a series of preferred stock which will be or have been filed with the SEC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The prospectus supplement relating to any warrants the Company is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the number of shares of common stock or other securities purchasable upon the exercise of such warrants and the price at which such securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the designation and terms of any securities with which warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	United States federal income tax consequences applicable to issuance, disposition and exercise of such warrants;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

Unless otherwise stated in an applicable prospectus supplement, warrants will be issued in registered form. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at such exercise price as shall be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any of the rights of holders of common stock, preferred stock or other securities purchasable upon such exercise, including the right to receive payments of dividends or interest, if any, or to exercise any applicable right to vote.

DESCRIPTION OF DEPOSITARY SHARES

The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the articles of amendment to our articles of incorporation for the applicable series of preferred stock that are, or will be, filed with the SEC.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of the Company.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from the Company that are delivered to the preferred stock depositary and that the Company is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The Company and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities;

•	debt obligations of third parties, including U.S. Treasury securities; or

•	other securities identified in the applicable prospectus supplement, which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements. Such description may not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued. We will file forms of these documents with the SEC before the Company issues any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

We may issue debt securities from time to time in one or more series. The following briefly summarizes the material provisions of the indentures, as defined below, pursuant to which such debt securities may be issued. As used in this summary, the term “Ozarks” means Bank of the Ozarks, Inc. and does not include any of its subsidiaries. This summary is not complete and is qualified in its entirety by reference to such indentures. You should read the more detailed provisions of the indentures, including the defined terms, for provisions that may be important to you. You should also review the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.

General

We may issue, and offer pursuant to this prospectus, senior or subordinated debt securities. The senior debt securities and, in the case of senior debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness,” as defined below. If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Our senior debt securities will be issued under a senior indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such senior debt securities, if any, which we refer to collectively as the “senior indenture.” Our subordinated debt securities will be issued under a subordinated indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such subordinated debt securities, if any, which we refer to collectively as the “subordinated indenture.” We refer to the senior indenture and the subordinated indenture collectively as the “indentures,” and we refer to senior debt securities and subordinated debt securities collectively as the “debt securities.”

The provisions of the indentures allow us, subject to the rights of any outstanding class or series of such debt securities, to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars. The debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. The debt securities may be sold at a discount below their stated principal amount.

The indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that debt securities may be issued thereunder from time to time in one or more series. There are no covenants or provisions in the indentures that would afford the holders of the debt securities of any series protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Ozarks that may adversely affect such holders.

Terms Specified in Prospectus Supplement

We will describe in a supplement to this prospectus the particular terms of any debt securities being offered and any modifications of or additions to the general terms of the debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination, if, in the case of denomination, other than $1,000 and any integral multiple thereof;

•	the currency in which the debt securities are denominated and/or in which principal and/or interest, if any, is payable;

•	original issue and stated maturity date or dates;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the manner and place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment, repurchase or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form and whether such bearer securities will be issued with coupons;

•	whether we will issue the debt securities in temporary form and under what terms and conditions;

•	the terms on which holders of the debt securities may convert or exchange debt securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	any addition to, or modification or deletion of, any events of default or covenants contained in the applicable indenture relating to the debt securities;

•	a discussion on any material U.S. federal income tax considerations applicable to the debt securities; and

•	any other terms and conditions set forth therein.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount, or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purposes. The U.S. federal income tax considerations applicable to any such debt securities may be described in the applicable prospectus supplement.

Registration, Denominations, Exchange and Transfer of Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof.

As described in the section entitled “Book-Entry System,” the debt securities of any series may be issued in certificated form in exchange for a global security. In the event that debt securities of such series are issued in certificated form, such debt securities may be transferred or exchanged at the offices described below. In the event debt securities of any series are issued in certificated form, payments of principal and interest will be payable, the transfer of the debt securities of such series will be registrable and debt securities of such series will be exchangeable for debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the trustee in New York, New York. Interest payments on certificated debt securities of any series may be made at the option of the Company by check mailed to the address of the persons entitled thereto. See “Book-Entry System.”

Subordination of the Subordinated Debt Securities

The subordinated indenture provides that the subordinated debt securities are subordinated and junior in right of payment to the Company’s obligations to the holders of senior indebtedness (as defined below) to the extent specified in the subordinated indenture. This means that in the case of any insolvency, liquidation or other certain specified events of or relating to Ozarks as a whole, whether voluntary or involuntary, all obligations to holders of senior indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the subordinated debt securities. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of the subordinated debt securities, together with the holders of any obligations of Ozarks ranking on a parity with the subordinated debt securities, shall be entitled to be paid from the remaining assets of Ozarks the amounts at the time due and owing on account of unpaid principal of and interest on the subordinated debt securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Ozarks ranking junior to the subordinated debt securities.

In addition, if there shall have occurred and be continuing (a) a default in any payment with respect to any senior indebtedness or (b) an event of default with respect to any senior indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by Ozarks with respect to the principal or interest on the subordinated debt securities.

The term “senior indebtedness” means the following, whether now outstanding or subsequently created, assumed or incurred:

•	all indebtedness of Ozarks for money borrowed, including any obligation of, or any obligation guaranteed by, Ozarks, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

•	any deferred obligation of Ozarks for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

•	all obligations, contingent or otherwise, of Ozarks in respect of any letters of credit, bankers acceptances, security purchase facilities and similar transactions;

•	all capital lease obligations of Ozarks;

•	all obligations of Ozarks in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

•	all obligations of the type referred to in the above five bullets of other persons for the payment of which Ozarks is responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the type referred to in the above six bullets of other persons secured by any lien on any property or asset of Ozarks, whether or not such obligation is assumed by Ozarks; and

•	any obligations of Ozarks to its general creditors, as defined and required by the Board of Governors of the Federal Reserve System, or the Federal Reserve, under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital;

provided, however, that the term “senior indebtedness” does not include:

•	any securities issued under the subordinated indenture (including the subordinated debt securities);

•	the Company’s subordinated debt securities underlying trust preferred securities issued by subsidiary trusts of, or assumed by, Ozarks which are outstanding or which are issued by a subsidiary trust of, or assumed by, Ozarks;

•	any guarantee in respect of the trust preferred securities of a subsidiary trust of, or assumed by, Ozarks; or

•

any indebtedness or any guarantee ranking junior to, or ranking on a parity with, such securities and the issuance of which (i) has received the concurrence or approval of the Federal Reserve or its staff or

(ii) does not at the time of issuance prevent such securities (or any security or unit of which such securities comprise a part) from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of the Company’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations or any applicable concurrence or approval of the Federal Reserve or its staff.

The subordinated debt securities will rank senior to all of the Company’s equity securities, including its preferred stock, whether now outstanding or subsequently created.

Neither of the indentures limit the aggregate amount of senior indebtedness that may be issued by Ozarks.

Events of Default

Events of Default and Certain Remedies Under the Senior Indenture. Under the senior indenture, each of the following will be an “event of default” with respect to a series of senior debt securities:

•	failure to pay any interest upon the senior debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

•	failure to pay the principal of any of the senior debt securities as and when it becomes due and payable;

•	failure on the part of Ozarks duly to observe or perform any other of the covenants or agreements on the part of Ozarks in the senior debt securities of such series or in the senior indenture with respect to the senior debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Ozarks to remedy the same, shall have been given to Ozarks by the trustee, or to Ozarks and the trustee by the holders of at least 25% in aggregate principal amount of the senior debt securities of such series at the time outstanding; and

•	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Ozarks.

If an event of default described in any of the first, second or third bullet point paragraphs above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the senior debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Ozarks (and to the trustee if given by holders), may declare the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the senior debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in the fourth bullet point paragraph above occurs and is continuing, then and in each such case, the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all senior debt securities of such series shall be and become immediately due and payable, without any notice or other action by the trustee or any holder, to the fullest extent permitted by law.

The foregoing paragraph, however, is subject to the condition that, at any time after such a declaration of acceleration or an acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the senior debt securities of such series then outstanding, by written notice to Ozarks and to the trustee, may waive all defaults and rescind and annul such declaration or acceleration and its consequences, if:

•	Ozarks shall pay or shall deposit with the trustee a sum sufficient to pay:

•	all matured installments of interest on all the senior debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment or deposit);

•	all principal on any senior debt securities of such series that has become due otherwise than by acceleration (with interest on such principal) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original discount securities) to the date of such payment on deposit; and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the senior indenture; and

•	any and all defaults with respect to senior debt securities of such series under the senior indenture, other than the nonpayment of principal and accrued interest on senior debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided in the penultimate paragraph of “—Remedies on Events of Default Under Either Indenture” below.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

Events of Default and Certain Remedies Under the Subordinated Indenture. Under the subordinated indenture, each of the following will be an “event of default” with respect to a series of subordinated debt securities:

•	failure to pay any interest upon the subordinated debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

•	failure to pay the principal of any of the subordinated debt securities as and when it becomes due and payable;

•	failure on the part of Ozarks duly to observe or perform any other of the covenants or agreements on the part of Ozarks in the subordinated debt securities of such series or in the subordinated indenture with respect to the subordinated debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Ozarks to remedy the same, shall have been given to Ozarks by the trustee, or to Ozarks and the trustee by the holders of at least 25% in aggregate principal amount of the subordinated debt securities of such series at the time outstanding; and

•	specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Ozarks.

If an event of default described in the fourth bullet point paragraph above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the subordinated debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Ozarks (and to the trustee if given by holders), may declare the principal amount (or, if the subordinated debt securities of any such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the subordinated debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the subordinated debt securities of such series then outstanding, by written notice to Ozarks and to the trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:

•	Ozarks shall pay or shall deposit with the trustee a sum sufficient to pay:

•	all matured installments of interest on all the subordinated debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the subordinated debt securities of such series (or yield to maturity, in the case of original issue discount securities), to the date of such payment or deposit); and

•	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the subordinated indenture; and

•	any and all defaults with respect to debt securities of such series under the subordinated indenture, other than the nonpayment of principal and accrued interest on subordinated debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided in the penultimate paragraph of “—Remedies on Events of Default Under Either Indenture” below.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

Unless otherwise expressly provided in the applicable prospectus supplement, there is no right of acceleration under the subordinated indenture upon the occurrence of an event of default described in the first three bullet point paragraphs under the definition of “event of default” above.

Remedies on Events of Default Under Either Indenture. Under either indenture, in the case of default in the payment of (i) any installment of interest upon any debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days, or (ii) the principal of any of the debt securities of such series as and when it becomes due and payable, then, upon demand of the trustee, Ozarks will pay to the trustee, for the benefit of the holders of the debt securities of such series, the whole amount that then shall have become due and payable on all such debt securities for principal, or interest, or any combination thereof, as the case may be, with interest upon the portion of the overdue principal that consists of principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the debt securities of such series or yield to maturity (in the case of original issue discount securities); and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the trustee, its agent, attorneys and counsel. If Ozarks does not pay such amounts upon such demand, the trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against Ozarks or any other obligor on the debt securities of such series and collect in the manner provided by law out of the property of Ozarks or any other obligor on the debt securities of such series, wherever situated, the money adjudged or decreed to be payable.

No holder of debt securities of any series shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless such holder previously shall have given to the trustee written notice of default and of the continuance thereof and unless also:

•	the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the applicable indenture and shall have offered to the trustee such reasonable security or indemnity as the trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities;

it being understood and intended, and being expressly covenanted by each person who acquires and holds a debt security of any series with every other such person, that no one or more holders of outstanding debt securities shall have any right in any manner whatever by virtue of or by availing of any provision of such indenture to affect, disturb or prejudice the rights of any other holder of such debt securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under such indenture, except in the manner provided in such indenture and for the equal, ratable and common benefit of all holders of outstanding debt securities under such indenture. Notwithstanding any other provision of the applicable indenture, however, the right of any holder of debt securities of any series to receive payment of principal and interest on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates against Ozarks, shall not be impaired or affected without the consent of such holder.

Subject to certain restrictions, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of any series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

Prior to any declaration that the principal of the outstanding debt securities of any series affected is due and payable, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of such series at the time outstanding on behalf of the holders of all of the debt securities of such series may waive any past default or event of default under the applicable indenture and its consequences except (i) a default under a covenant or provision in such indenture that cannot be modified without the consent of each holder of a debt security of such series affected thereby or (ii) in the case of senior debt securities under the senior indenture only, in the payment of the principal of or interest on any senior debt security of such series of senior debt securities. Upon any such waiver, Ozarks, the trustee and the holders of the debt securities of such series shall be restored to their former positions and rights under the applicable indenture, respectively; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.

The trustee, within 90 days after the occurrence of a default with respect to debt securities of any series, shall mail to all holders of debt securities of such series notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of the principal or interest on any of the debt securities, the trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders. Ozarks is required to file annually with the applicable trustee a statement of an officer as to the fulfillment by Ozarks of its obligations under the applicable indenture during the preceding year.

Modifications and Amendments

Ozarks and the trustee may amend or supplement the indentures or the debt securities of any series without notice to or the consent of any holder:

•	to cure any ambiguity, defect or inconsistency in the indentures; provided that such amendment or supplement shall not materially and adversely affect the interests of the holders;

•	to evidence the succession of another person to Ozarks and the assumption by any such successor of the covenants of Ozarks contained in the indentures and the debt securities pursuant to the obligations set forth in “—Consolidation, Merger and Sale of Assets” below;

•	to comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indentures Act;

•	to evidence and provide for the acceptance of appointment with respect to the debt securities of any or all series by a successor trustee and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•	to establish the form or forms or terms of debt securities of any series or of the coupons pertaining to such series;

•	to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

•	to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon Ozarks in the indentures with respect to the debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities;

•	to add any events of default with respect to all or any series of the debt securities;

•	to delete or modify any events of default with respect to all or any series of the debt securities, the form and terms of which are being established pursuant to a supplemental indenture as permitted in the indenture (and, if any such event of default is applicable to fewer than all such series of the debt securities, specifying the series to which such event of default is applicable) and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith;

•	to secure the debt securities;

•	to establish the form of any debt securities and to provide for the issuance of any series of debt securities under the indentures and to set forth the terms thereof; and

•	to make any change that does not materially and adversely affect the rights of any holder.

Without prior notice to any holders, Ozarks and the trustee may amend the indentures and the debt securities of any series with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities of any series affected thereby (voting as a separate class) by written notice to the trustee may waive future compliance by Ozarks with any provision of the indentures or the debt securities of such series. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security;

•	reduce the principal amount thereof or the rate of interest thereon;

•	reduce the above-stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indentures with respect to the debt securities of the relevant series;

•	reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indentures or certain events of default and their consequences provided for in the indentures;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or

•	modify any of the provisions of the subordinated indenture with respect to the subordination of the subordinated debt securities of any series in a manner adverse to the holders of such series.

It is not necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, Ozarks shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. Ozarks will mail supplemental indentures to holders upon request. Any failure of Ozarks to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indentures or waiver.

Satisfaction, Discharge and Defeasance

Satisfaction and Discharge. Ozarks may discharge most of its obligations under the indentures to holders of the debt securities of any series if:

•	it has paid or caused to be paid the principal of and interest on all debt securities of any series outstanding as and when the same shall have become due and payable;

•	it has delivered to the trustee for cancellation all debt securities of any series authenticated; or

•	all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and Ozarks has irrevocably deposited or caused to be deposited an amount of cash or U.S. government obligations with the trustee sufficient to pay at maturity all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity.

Defeasance and Discharge; Covenant Defeasance. Subject to the proper exercise of its defeasance and discharge or covenant defeasance options as discussed below, Ozarks, at its option:

•	will be released from any and all obligations in respect of the debt securities of any series, which is known as “defeasance and discharge”; or

•	need not comply with certain designated covenants regarding the debt securities of any series, which is known as “covenant defeasance.”

If Ozarks exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable indenture will no longer be a default thereunder.

To exercise either its defeasance and discharge or covenant defeasance option, Ozarks must:

•	deposit with the trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest on the outstanding debt securities of such series when such payments are due; and

•	deliver an opinion of counsel or a ruling directed to the trustee received from the Internal Revenue Service (IRS), which, in the case of defeasance and discharge, must be based upon a change in applicable U.S. federal income tax law or a ruling or administrative pronouncement of the IRS, to the effect that the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such option and will be required to pay U.S. federal income tax on the same amounts, in the same manner and at the same times as if such defeasance had not occurred.

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, Ozarks will no longer be liable for payment thereof and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Ozarks will continue to be obligated for installment payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the indentures to register the transfer or exchange of debt securities, to replace mutilated, defaced, destroyed, lost or stolen debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Ozarks exercises its defeasance and discharge or covenant defeasance option.

Consolidation, Merger and Sale of Assets

The indentures provide that Ozarks shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to, any person unless either:

•	Ozarks is the continuing person or the person (if other than Ozarks) formed by such consolidation or into which Ozarks is merged or to which properties and assets of Ozarks are sold, conveyed, transferred or leased shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Ozarks on all of the debt securities and under the indentures and the performance of every other covenant of the indentures on the part of Ozarks; and

•	Ozarks delivers to the trustee (A) an opinion of counsel regarding the transaction’s compliance with the relevant provisions of the applicable indenture and (B) an officers’ certificate to the effect that immediately after giving effect to such transaction, no default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing.

Upon any such consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Ozarks, the successor person formed by such consolidation or into which Ozarks is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Ozarks under the applicable indenture with the same effect as if such successor person had been named as the company in such indenture and thereafter the predecessor person, except in the case of a lease, shall be relieved of all obligations and covenants under the applicable indenture and the related debt securities.

Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank National Association, acting as a trustee. U.S. Bank National Association acts as trustee under certain of our other indentures and performs other services for us in the ordinary course of business.

Governing Law

The indentures and each debt security, and any claim, controversy or dispute arising under or related to the indentures and each debt security, for all purposes shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which debt securities of any series may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the debt securities of such series receive would be subject to adjustment.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on registered debt securities of any series on any interest payment date to the person in whose name the registered debt securities are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and interest on the debt securities of any series at the office of the paying agents designated by us. We will give prompt written notice to the trustee of the name and address of any paying agent and any change in the name or address of any paying agent. If we fail to maintain a paying agent, the trustee shall act as such.

All funds deposited with the trustee for the payment of principal of or payment on the debt securities of any series that remain unclaimed for two years after the date upon which such principal or interest shall have become due and payable will be repaid to Ozarks upon its request. Thereafter, any right of any holder of the debt securities to such funds shall be enforceable only against Ozarks, and the trustee will have no liability therefor.

BOOK-ENTRY SYSTEM

Unless we indicate otherwise in the applicable prospectus supplement, the Depository Trust Company, which we refer to as DTC, New York, New York, will act as securities depository for any debt securities or trust preferred securities issued. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the total amount of the debt securities, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation (the “DTCC”). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the NYSE Amex and the Financial Industry Regulatory Authority, Inc.

Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security, as beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities unless use of the book-entry-only system for the debt securities is discontinued.

The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.

The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee or us. If no successor securities depository is obtained, definitive certificates representing the debt securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the indenture, the holders of a majority in liquidation amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the debt securities will be printed and delivered.

PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions to dealers may be changed from time to time.

The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:

•	the type and terms of the securities being offered;

•	the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

•	the purchase price of the securities;

•	the proceeds we will receive from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents and any delayed delivery arrangements.

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the sale or resale of the offered securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates has any obligation to make a market in the securities, and each may discontinue any market-making activities at any time, without notice, in its sole discretion.

Sale Through Underwriters or Dealers

If we use underwriters in a sale of securities, such underwriters will acquire the offered securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.

We may offer the securities to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement states otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

If we use dealers in a sale of securities, we will sell the securities to them as principals, and they may then resell those securities to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents and Others

We may choose to sell the offered securities directly. In this case, no underwriters or agents will be involved. We may also sell the securities through agents designated from time to time. We will name any agent involved in the offer or sale of the offered securities and describe any commissions payable by us to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Indemnification

We may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities, other than shares of our common stock that are listed on NASDAQ, will be a new issue and will have no established trading market. We may elect to list any of the securities of on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Any underwriters who are qualified market makers on NASDAQ may engage in passive market making transactions in the common stock listed on NASDAQ in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.

Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kutak Rock LLP, Little Rock, Arkansas. The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their reports appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Summit Bancorp, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three year period ended December 31, 2013 have been audited by BKD, LLP, independent certified public accountants, as stated in their report, and have been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Intervest Bancshares Corporation (“Intervest”) as of December 31, 2014 and December 31, 2013 and the related consolidated statements of earnings and changes in stockholders’ equity and cash flows for each of the years in the three year period ended December 31, 2014 have been audited by Hacker, Johnson & Smith, P.A., P.C., an independent registered public accounting firm, as set forth in their report, which has been incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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    % Fixed-to-Floating Rate Subordinated Notes due 2026

Prospectus Supplement

SANDLER O’NEILL + PARTNERS, L.P.